                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (the "Agreement"), dated June 29,
2006, is between Banc of America Funding Corporation, a Delaware corporation
(the "Purchaser"), and Bank of America, National Association, a national banking association (the "Seller").

     WHEREAS, pursuant to (a) that certain Second Amended and Restated Master
Seller's Warranties and Servicing Agreement, dated as of May 1, 2006, by and between Seller, as purchaser, and Wells Fargo Bank, N.A., a national banking association ("Wells Fargo Bank"), as seller and servicer, (b) that certain
Second Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of
May 1, 2006, by and between Seller, as purchaser, and Wells Fargo Bank, as seller, (c) that certain Assignment and Conveyance Agreement, dated as of June
16, 2006, by and between Seller and Wells Fargo Bank and (d) that certain
Assignment and Conveyance Agreement, dated as of June 22, 2006, by and between
Seller and Wells Fargo Bank (collectively, the "Transfer Agreement"), the Seller purchased the mortgage loans listed on Exhibit I (the "Mortgage Loans") from
Wells Fargo Bank and Wells Fargo Bank currently services the Mortgage Loans;

     WHEREAS, the Seller is the owner of the Mortgage Loans listed on Exhibit I and the related notes or other evidence of indebtedness (the "Mortgage Notes")
or other evidence of ownership, and the other documents or instruments constituting the related mortgage file (the "Mortgage File");

     WHEREAS, the Seller, as of the date hereof, owns the mortgages (the
"Mortgages") on the properties (the "Mortgaged Properties") securing the
Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

     WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated
June 29, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, U.S. Bank National Association, as trustee (the "Trustee"), and Wells
Fargo Bank, N.A., as servicer (the "Servicer") and as securities administrator
(the "Securities Administrator"), the Purchaser will convey the Mortgage Loans to Banc of America Funding 2006-F Trust (the "Trust").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     The Purchaser and the Seller hereby recite and agree as follows:

1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement relating to the issuance of the Purchaser's Mortgage Pass-Through Certificates, Series 2006-F
(the "Certificates") or, if not defined therein, in the underwriting agreement dated June 28, 2006 (the "Underwriting Agreement"), between the Purchaser and
Banc of America Securities LLC, or in the purchase agreement dated June 29, 2006
(the "Purchase Agreement"), between the Purchaser and Banc of America Securities
LLC.

2. Purchase Price; Purchase and Sale. The Seller agrees to sell, and the
Purchaser agrees to purchase, the Mortgage Loans. The purchase price (the
"Purchase Price") for the Mortgage Loans shall consist of $555,595,726.33 payable by the Purchaser to the Seller on the Closing Date in immediately available funds.

          Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Purchaser all the right, title and interest of the Seller in and to the Mortgage Loans and all
Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off
Date but received by the Seller on or before the Cut-off Date and Principal
Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off
Date), together with all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing. The Purchaser hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Purchaser to the
Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Purchaser or the Trustee shall reasonably request.

3. Representations and Warranties as to the Mortgage Loans. The representations and warranties with respect to the Mortgage Loans were made as of the date specified in the Transfer Agreement. The Seller's right, title and interest in such representations and warranties and the remedies in connection therewith have been assigned to the Purchaser pursuant to the Assignment, Assumption and
Recognition Agreement, dated June 29, 2006, by and among the Seller, the
Purchaser, the Trustee and Wells Fargo Bank. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both
(i) a representation or warranty of Wells Fargo Bank under the Transfer
Agreement and (ii) a representation or warranty of the Seller under this
Agreement, the only right or remedy of the Purchaser shall be the right to enforce the obligations of Wells Fargo Bank under any applicable representation or warranty made by it. The Purchaser acknowledges and agrees that the representations and warranties of the Seller in this Section 3 are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by Wells Fargo Bank in the

Transfer Agreement. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by Wells Fargo Bank in the Transfer Agreement (other than with respect to the representations or warranties in Section 3(k), to the extent such representations and warranties relate to predatory or abusive lending and the representations and warranties in
Section 3(o) below), without regard to whether Wells Fargo Bank fulfills its contractual obligations in respect of such representation or warranty. Subject to the foregoing, the Seller represents and warrants with respect to the
Mortgage Loans, or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein, that as of the Closing Date:

          (a) The information set forth with respect to the Mortgage Loans on the mortgage loan schedule attached hereto as Exhibit I (the "Mortgage Loan
Schedule") provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

          (b) No Mortgage Loan is delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the
Seller has not taken any action to waive any default, breach, violation or even of acceleration, with respect to any Mortgage Loan;

          (c) There are no delinquent taxes, assessments that could become a lien prior to the related Mortgage or insurance premiums affecting the related
Mortgaged Property;

          (d) With respect to each Mortgage Loan, the related Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the
Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, recission or release;

          (e) With respect to each Mortgage Loan, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the
Seller nor its predecessors have waived any material default, breach, violation or event of acceleration;

          (f) With respect to each Mortgage Loan, the related Mortgaged Property is free of material damage that would affect adversely the value of the
Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (g) With respect to each Mortgage Loan, to the best of the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

          (h) With respect to each Mortgage Loan, the related Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with

respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the Mortgage Loan;

          (i) No Mortgage Loan is in foreclosure;

          (j) Each Mortgage Loan is a "qualified mortgage" within the meaning of
Section 860G of the Code and Treas. Reg Section 1.860G-2;

          (k) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of each Mortgage Loan have been complied with;

          (l) Except with respect to each Mortgage Loan for which the related
Mortgage is recorded in the name of MERS, the Seller is the sole owner of record and holder of the Mortgage Loan. With respect to each Mortgage Loan, the related
Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Seller is transferring the
Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan;

          (m) With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected on the Mortgage Loan Schedule;

          (n) The Seller has not dealt with any broker, investment banker, agent or other Person (other than the Purchaser and Banc of America Securities LLC)
who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (o) No Mortgage Loan is a High Cost Loan or Covered Loan, as
applicable (as such terms are defined in S&P's LEVELS(R) Glossary, which is now
Version 5.6 Revised, Appendix E) and no Mortgage Loan originated on or after
October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending
Act;

          (p) The hazard insurance policy on each Mortgage Loan has been validly issued and is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement;

          (q) With respect to each Mortgage Loan, each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged
Property (including all improvements on the Mortgaged Property). The lien of the
Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2)
covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged
Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Seller has, and the Purchaser will have, the full right to sell and assign the same to the Trustee;

          (r) With respect to any Mortgage Loan covered by a title insurance policy, the originator is the sole insured of such mortgagee title insurance policy, such mortgagee title insurance policy is in full force and effect and will inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy; and

          (s) With respect to each Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens)
affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     Notwithstanding the foregoing, with respect to the Mortgage Loans, no representations or warranties are made by the Seller as to the environmental condition of any related Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any related Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any related Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any related Mortgaged Property; or the compliance of any related Mortgaged Property with any environmental laws, nor is any agent,
Person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any related Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     The Seller hereby agrees that any cure of a breach of such representations and warranties shall be in accordance with the terms of the Pooling and
Servicing Agreement.

4. No Broker's Fees. The Seller hereby represents and warrants to the Purchaser that the Seller has not dealt with any broker, investment banker, agent or other
Person (other than the Purchaser and Banc of America Securities LLC) who may be
entitled to any commission or compensation in connection with the sale of the
Mortgage Loans.

5. Repurchase or Substitution. Upon discovery by the Seller, the Purchaser, the
Securities Administrator, the Trustee or any assignee, transferee or designee of the Trustee of a missing or defective document in the Mortgage File, as provided in Section 2 of this Agreement or the Pooling and Servicing Agreement or a breach of any of the representations and warranties set forth in Section 3 (to the extent provided therein) that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, the party discovering such breach shall give prompt written notice to the others. Within 90 days after the earlier of the Seller's discovery or receipt of notification of such missing or defective document or breach of a representation and warranty (notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty), the Seller shall promptly cure such breach in all material respects, or in the event such missing or defective document or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan. Alternatively, the Seller hereby agrees (notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty), if so requested by the Purchaser, to substitute for any such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties referred to in Section 3 (to the extent provided therein) above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan
Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The
Seller further agrees that a substituted mortgage loan will have on the date of substitution the criteria set forth in the definition of "Substitute Mortgage
Loan" in the Pooling and Servicing Agreement and will comply with the substitution provisions of Section 2.02 of the Pooling and Servicing Agreement.
The Seller shall remit to the Purchaser, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

          If the breach of the representation set forth in clauses (k) and (o)
of Section 3 herein occurs as a result of a violation of an applicable predatory or abusive lending law, the Seller agrees to reimburse the Purchaser for all costs and damages incurred by the Purchaser as a result of the violation of such law.

6. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the mortgage loans, reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

7. Costs. The Purchaser shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the

expenses of preparing, printing and reproducing the Prospectus, the Prospectus
Supplement, the Underwriting Agreement, the Private Placement Memorandum, the
Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and
(iii) the cost of delivering the Certificates to the offices of or at the direction of Banc of America Securities LLC insured to the satisfaction of Banc of America Securities LLC.

8. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the
Purchaser, be addressed to it at Banc of America Funding Corporation, 214 North
Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Chief Financial Officer, or if sent to the Seller, be addressed to it at Bank of America, National Association, 100 North Tryon Street, Charlotte,
North Carolina, 28255, Attention: General Counsel with a copy to the Treasurer.

9. Trustee Assignee. The Seller acknowledges the assignment of the Purchaser's rights hereunder to the Trustee on behalf of the Trust and that the representations, warranties and agreements made by the Seller in this Agreement may be enforced by the Trustee, on behalf of the Trust, against the Seller.

10. Recharacterization. The parties to this Agreement intend the conveyance by the Seller to the Purchaser of all of its right, title and interest in and to the Mortgage Loans and all Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the
Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), together with all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing, pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser a first priority security interest in all of the
Seller's right, title and interest in and to the Mortgage Loans.

11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.
This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee and the Securities Administrator. The Trustee and Securities
Administrator shall be protected in consenting to any such change to the same extent provided in Article IX of the Pooling and Servicing Agreement. This
Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and their respective successors and assigns.

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        BANC OF AMERICA FUNDING CORPORATION

                                        By: /s/ Scott Evans
                                            ------------------------------------
                                        Name: Scott Evans
                                        Title: Senior Vice President

                                        BANK OF AMERICA, NATIONAL ASSOCIATION

                                        By: /s/ Bruce W. Good
                                            ------------------------------------
                                        Name: Bruce W. Good
                                        Title: Vice President

      [Signature Page to the BAFC 2006-F Mortgage Loan Purchase Agreement]

                                    EXHIBIT I

                             MORTGAGE LOAN SCHEDULE

       [Please refer to Exhibit D to the Pooling and Servicing Agreement.]

                                       I-1